As filed with the Securities and Exchange Commission on April 28, 2017

Registration No. 333-214757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

(Amendment #3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Provision Holding, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3651	20-0754724
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Provision Holding, Inc.

9253 Eton Avenue

Chatsworth, CA 91311

(818) 775-1624

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Curt Thornton

Chief Executive Officer

Provision Holding, Inc.

9253 Eton Avenue

Chatsworth, CA 91311

(818) 775-1624

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter DiChiara, Esq.

Carmel, Milazzo & DiChiara LLP

261 Madison Avenue, 9th Floor

New York, NY 10016

(212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practical after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Provision Holding, Inc. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-214757), as amended (the “Registration Statement”), to file Exhibit No. 10.21 to the Registration Statement. Accordingly, this Amendment No. 3 to the Registration Statement only consists of the facing page, this explanatory note, the signature page to the Registration Statement, the Exhibit Index and Exhibit No. 10.21 filed herewith. Parts I and II of the Registration Statement are unchanged and have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized on this 28th day of April, 2017.

Provision Holding, Inc.

By:	/s/ Curt Thornton
Curt Thornton
Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Curt Thornton	Chief Executive Officer and Chairman	April 28, 2017
Curt Thornton	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Ostrander	Vice President, Sales, Business Development, Secretary, and	April 28, 2017
Robert Ostrander	Direction

INDEX TO EXHIBITS UPDATE

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation of MailTec, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008)
3.1.1	Certificate of Amendment to Articles of Incorporation of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on January 6, 2016)
3.1.2	Certificate of Amendment to Articles of Incorporation of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on July 8, 2016)
3.2	Restated Bylaws of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008)
3.3	Series A Certificate of Designation of Provision Holding, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Preferred Stock (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on January 6, 2016)
5.1*	Legal opinion of Carmel, Milazzo & DiChiara
10.1	Agreement and Plan of Merger by and among MailTec, Inc., ProVision Merger Corp and Provision Interactive Technologies, Inc. (previously filed as an exhibit to Amendment No.1 to Form 8-K filed with the Securities and Exchange Commission on March 3, 2008)
10.2	Amended and Restated Agreement and Plan of Merger by and among MailTec, Inc., ProVision Merger Corp and Provision Interactive Technologies, Inc. (previously filed as an exhibit to Amendment No. 2 to Form 8-K filed with the Securities and Exchange Commission on March 5, 2008)
10.3	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Curt Thornton (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.4	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Robert Ostrander (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.5	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Jeff Vrachan (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.15	Marketing Agreement, dated February 28, 2007, by and between Intel Corporation and Provision Interactive Technologies, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.16	Convertible Promissory Note of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on July 8, 2016)
10.17	12% Senior Secured Convertible Promissory Note of Provision Holding, Inc. (previously filed as an exhibit to Form 10-Q filed with the Securities and Exchange Commission on May 24, 2016)
10.18	Limited Liability Company Agreement of ProDava 3D, LLC, a Delaware Limited Liability Company, dated June 30, 2014 (incorporated by reference to the Form 10-Q, as filed with the Securities and Exchange Commission on February 16, 2016).
10.19	License Agreement, by and between Provision Holding, Inc. and ProDava 3D, LLC, dated June 30, 2014 (incorporated by reference to the Form 10-Q, as filed with the Securities and Exchange Commission on February 16, 2016)
10.20	Form of Subscription Agreement (including the Warrant), by and between Provision Holding, Inc. and various purchasers (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on April 6, 2017)
10.21*	Point of Sale Advertising Agreement between Provision Interactive Technologies, Inc. and Rite Aid HDQTRS. CORP, dated April 12, 2013
23.2	Consent of Carmel, Milazzo & DiChiara (included in Exhibit 5.1)

* Filed herewith